UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Roxana Cruz-Rivera

Brent D. Rosenthal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ocean Capital LLC (“Ocean Capital”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”), to be used to solicit votes for the election of its slates of highly-qualified director candidates at the 2021 annual meetings of stockholders (including any other meeting of stockholders held in lieu thereof, and adjournments, postponements, reschedulings or continuations thereof, the “Annual Meetings”) of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”) and Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V” and together with Fund IV, the “Funds”), and for the approval of a business proposal to be presented at each of the Annual Meetings.

On July 26, 2021, Ocean Capital launched a website to communicate with the Funds’ stockholders. The website address is: https://improveubsprfunds.com/. Copies of the materials posted to the website, in both English and Spanish, are filed herewith as Exhibit 1.

Exhibit 1

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.:

Ocean Capital, William Heath Hawk, José R. Izquierdo II and Roxana Cruz-Rivera (all of the foregoing, the “Fund IV Participants”) intend to file with the SEC a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of Fund IV. All shareholders of Fund IV are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund IV Participants when they become available, as they will contain important information, including additional information relating to the Fund IV Participants. The definitive proxy statement and an accompanying BLUE proxy card will be furnished to some or all of Fund IV’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.

Information about the Fund IV Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained in a preliminary proxy statement on Schedule 14A filed by the Fund IV Participants with the SEC on July 19, 2021. This document is available free of charge from the source indicated above.

To the Shareholders of Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.:

Ocean Capital, William Heath Hawk, José R. Izquierdo II, Roxana Cruz-Rivera and Brent D. Rosenthal (all of the foregoing, the “Fund V Participants”) intend to file with the SEC a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of Fund V. All shareholders of Fund V are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund V Participants when they become available, as they will contain important information, including additional information relating to the Fund V Participants. The definitive proxy statement and an accompanying BLUE proxy card will be furnished to some or all of Fund V’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.

Information about the Fund V Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained in a preliminary proxy statement on Schedule 14A filed by the Fund V Participants with the SEC on July 19, 2021. This document is available free of charge from the source indicated above.